                                                                   EXHIBIT 3.1.1

                             THE COMPANIES ACT 1985

                       A PUBLIC COMPANY LIMITED BY SHARES

                                   MEMORANDUM

                                      AND

                            ARTICLES OF ASSOCIATION

                                       OF

                           PERMANENT FINANCING (NO. 2)

                                      PLC

                      INCORPORATED ON 20TH DECEMBER, 2002

                                  NO. 4623188

                                 ALLEN & OVERY

                                     LONDON

                                  lCM:638436.2

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                                       2

                             THE COMPANIES ACT 1985

                       A PUBLIC COMPANY LIMITED BY SHARES

                           MEMORANDUM OF ASSOCIATION

                                       OF

                        PERMANENT FINANCING (NO. 2) PLC

1. The Company's name is "Permanent Financing (No. 2) PLC" (the "Company").

2. The Company is to be a public company.

3. The Company's registered office is to be situated in England and Wales.

4. The Company's objects are:

         (1)      to carry on business as a general commercial company;

         (2)      to carry on any trade or business whatsoever;

         (3) to do all such things as are, in the opinion of the directors, incidental or conducive to the carrying on of any trade or business by it;

         (4) to do all such things as the directors consider to be desirable or for the benefit of the Company;

         (5) to lend money and give credit with or without security and to deposit money with any person and to carry on the business of a banking, finance, or insurance company;

         (6) to borrow or raise money by any method and to obtain any form of credit or finance in any way the directors think fit, (whether secured or unsecured), including, without limitation, by the issue of debentures and other securities, perpetual or otherwise, and to secure the payment or repayment of any money credit or finance by any mortgage, charge, pledge, lien or other security of any kind over all or any of the Company's property (present and future) or its uncalled capital, and to purchase, redeem and pay off such borrowings, money, finance, credit, or securities;

         (7) to purchase or by any other means acquire, hold, dispose of, write, enter into or otherwise deal with swaps, options, warrants, futures, forward contracts, contracts for differences and any other type of financial instrument;

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                                       3

         (8) to guarantee in any manner, or to enter into any indemnity or other arrangement in relation to, the discharge, observance or performance of any liabilities of any person, including, but without limitation, any body corporate which is a holding company, a subsidiary or a fellow subsidiary of the Company and to secure any such guarantee, indemnity or arrangement or the discharge, observance and performance of any liabilities of any person by any mortgage, charge, pledge, lien or other security of any kind over the whole or any part of the undertaking and assets of the Company including its uncalled capital;

         (9) to give any financial assistance that may lawfully be given in connection with the acquisition of shares in the Company or any other company which is its holding company;

         (10) to sell, transfer or otherwise dispose of all or any part of the undertaking, assets and liabilities of the Company;

         (11) to provide or arrange for pensions, lump sum payments, gratuities, life, health, accident and other insurances and other benefits (pecuniary or otherwise) of every kind to or for the benefit of any individuals who are or have been directors of, or employed by, or who provide or have provided services to or for, the Company or any body corporate which is or has been a subsidiary, holding company or fellow subsidiary of the Company or otherwise connected with the Company or the predecessors in business of the Company or of any such subsidiary, holding company or fellow subsidiary or connected company and to or for the benefit of the present or former spouses, children and other relatives and dependants of such individuals and others who have or formerly had with any such individuals any relationship of such a kind as the directors may approve; and for those purposes to establish or participate in any fund or scheme, to effect or contribute to any form of insurance and to enter into any other arrangements of any kind which the directors may approve;

         (12) to support and subscribe to any institution or association which may be for the benefit of the Company or its directors or employees or connected with any town or place where the Company carries on business, to support and subscribe to any charitable or public object whatsoever;

         (13) to act as trustee, personal representative, director or agent of any kind and for any purpose;

         (14) to exercise any power of the Company for any consideration of any kind or for no consideration;

         and it is declared that:

         (a) this clause shall be interpreted in the widest and most general manner and without regard to the eiusdem generis rule or any other restrictive principle of interpretation;

         (b) each of the above subclauses shall, unless it expressly provides to the contrary, be deemed to set out a separate, distinct and independent object of the Company and not a power ancillary or incidental to the objects set out in any other subclause;

         (c) subclauses (2) to (14) are without prejudice to the generality of the objects and powers conferred by subclause (1) and no subclause shall be in any way limited or restricted by reference to or inference from any other subclause;

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                                       4

         (d)      in this clause:

                  (i) "assets" includes property, rights and interests of every description, whether present or future, actual or contingent and wherever situate;

                  (ii) "dispose of", in relation to an asset, includes surrendering or extinguishing it, and also creating or granting it or any interest or right out of or in respect of it;

                  (iii) "liabilities" includes debts and obligations of every description, whether present or future, actual or contingent; and

                  (iv) "person" includes any partnership or other body of persons, whether corporate or unincorporate, and any country, territory, public authority and international organisation.

5. The liability of each member is limited.

6. The Company's share capital is L50,000 divided into 50,000 shares of L1 each.

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                                       5

We, the subscribers to this memorandum of association, wish to be formed into a company pursuant to this memorandum; and we agree to take the number of shares shown opposite our names.

                                                                   NUMBER OF
                                                                  SHARES TAKEN
NAME AND ADDRESS OF SUBSCRIBER                                    BY SUBSCRIBER
Permanent Holdings Limited                                              1
Blackwell House
Guildhall Yard
London EC2V 5AE

Jonathan E. Keighley
per pro SFM Directors Limited
as Director

for and on behalf of
Permanent Holdings Limited
                                  /s/ Jonathan E. Keighley
                                  ------------------------
                                      Jonathan E. Keighley
                                      Director
SFM Corporate Services Limited
Blackwell House
Guildhall Yard                                                          1
London EC2V 5AE

James Macdonald
                                  /s/ James G.S. Macdonald
                                  ------------------------
for and on behalf of                  James G.S. Macdonald
SFM Corporate Services Limited        DIRECTOR

                                                                  -------------
                                       Total shares taken               2
                                                                  -------------

Dated 21 November, 2002.

Witness to the above signatures:

                                  /s/ Ryan William O'Rourke
                                  -------------------------
                                      Ryan William O'Rourke
                                      45 ST Leonards Court
                                      London SW14 7NG
                                      21 November, 2002

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                                       6

Company number
4623188

                             THE COMPANIES ACT 1985

                       A PUBLIC COMPANY LIMITED BY SHARES

                            ARTICLES OF ASSOCIATION

                                       OF

                PERMANENT FINANCING (NO. 2) PLC (THE "COMPANY")

                                  PRELIMINARY

1. Except as otherwise provided in these articles, the regulations contained in Table A shall apply to the Company. For the purposes of these articles, Table A means Table A in the Schedule to the Companies (Tables A to F) Regulations 1985, as amended by the Companies (Tables A to F) (Amendment) Regulations 1985.

2.  (1)  In these articles, unless the contrary intention appears:

         (a) the "Act" is, unless the context otherwise requires, a reference to the Companies Act 1985, as modified or re-enacted or both from time to time;

         (b) the "Statutes" means the Act and every other statute, statutory instrument, regulation or order for the time being in force concerning companies registered under the Act; and

         (c) "subsidiary" or "holding company" is to be construed in accordance with section 736 of the Act; and

         (d) words importing the singular number include the plural number and vice versa, words importing one gender include all genders and words importing persons include bodies corporate and unincorporated associations.

    (2) Headings to these articles are inserted for convenience and shall not affect construction.

                                  SHARE CAPITAL

3. (1) The authorised share capital of the Company is L50,000 divided into 50,000 shares of L1 each.

    (2) Subject to the provisions of the Act and to any direction to the contrary which may be given by ordinary or other resolution of the Company, any unissued shares of the

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                                       7

         Company (whether forming part of the original or any increased capital) shall be at the disposal of the Directors who may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as they may determine.

    (3) The directors are generally and unconditionally authorised, in accordance with section 80 of the Act, to exercise all the powers of the Company to allot relevant securities. The maximum nominal amount of relevant securities that may be allotted under this authority shall be the nominal amount of the unissued share capital at the date of incorporation of the Company, this amount being 49,998.

    (4) The authority contained in paragraph (3) shall expire on the day five years after the date of the incorporation of the Company but the Company may, before the authority expires, make an offer or agreement which would or might require relevant securities to be allotted after it expires.

    (5) The directors are given power to allot for cash equity securities (as defined for the purposes of section 89 of the Act) pursuant to the general authority conferred on them by paragraphs (3) and (4) under section 80 of the Act as if section 89(1) of that Act did not apply to the allotment. This power shall expire on the day five years after the date of incorporation of the Company but the Company may, before this power expires, make an offer or agreement which would or might require equity securities to be allotted after it expires.

                                GENERAL MEETINGS

4. (1) A general meeting or a meeting of any class of members of the Company may consist of a conference between members some or all of whom are in different places provided that each member who participates is able:

         (a) to hear each of the other participating members addressing the meeting; and

         (b) if he so wishes, to address all of the other participating members simultaneously,

         whether directly, by conference telephone or by any other form of communications equipment (whether in use when these articles are adopted or not) or by a combination of those methods.

    (2) A quorum is deemed to be present if those conditions are satisfied in respect of at least the number of members required to form a quorum.

    (3) A meeting held in this way is deemed to take place at the place where the largest group of participating members is assembled or, if no such group is readily identifiable, at the place from where the chairman of the meeting participates.

    (4) A resolution put to the vote of a meeting shall be decided by each member indicating to the chairman (in such manner as the chairman may direct) whether the member votes in favour of or against the resolution or abstains. Regulation 46 of Table A shall be amended accordingly.

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                                       8

    (5) References in this article to members shall include their duly appointed proxies and, in the case of corporate members, their duly authorised representatives.

                            SHAREHOLDERS' RESOLUTIONS

5. A resolution in writing signed or approved by letter, facsimile, telegram or telex by or on behalf of all the members of the Company who would be entitled to vote on it if it had been proposed at a general meeting or at a meeting of any class of members of the Company shall be as valid and effectual as if it had been passed at a general meeting or at such class meeting (as the case may be) duly convened and held. The resolution may be contained in one document or in several documents in like form each stating the terms of the resolution accurately and signed by or on behalf of one or more of the members. Regulation 53 of Table A shall not apply.

                                VOTES OF MEMBERS

6. (1) A proxy appointed by a member of the Company under section 372 of the Act may vote on a show of hands as well as on a poll, but no person present shall be entitled to more than one vote on a show of hands except as provided in regulation 50 of Table A. Regulation 54 of Table A shall be amended accordingly. A proxy appointed to attend and vote instead of a member shall have the same right as the member to speak at the meeting.

    (2) The instrument appointing a proxy and any authority under which it is executed (or such copy of the instrument or the authority or both as the directors may approve) may be deposited at the place where the meeting or adjourned meeting is to be held at any time before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote. This provision is in addition and without prejudice to the provisions of paragraphs (a), (b) and
         (c) of regulation 62 of Table A and the last provision of regulation 62 shall be amended accordingly.

                                    DIRECTORS

7. (1) The holders of a majority of the ordinary shares in the Company in issue may appoint any person as a director of the Company and may remove any director. Any appointment or removal shall be made in writing signed by the holders of the majority of the ordinary shares in the Company in issue and, in the case of a body corporate holding any of those shares, the signature of any officer or other duly appointed representative shall suffice. Any appointment or removal shall take effect when it is lodged at the office or produced at any meeting of the directors.

    (2) In addition to the circumstances set out in regulation 81 of Table A the office of a director shall be vacated if he is removed from that office in accordance with this article.

    (3) The directors may appoint any person who is willing to act to be a director, either to fill a casual vacancy or as an additional director.

    (4) The directors shall not be subject to retirement by rotation and regulations 73 to 80 (inclusive) and the last sentence of regulation 84 of Table A shall not apply.

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                                       9

    (5) No director shall vacate his office or be ineligible for re-appointment as a director, nor shall any person be ineligible for appointment as a director, by reason only of his having attained a particular age.

    (6) No special notice is required of any resolution appointing or approving the appointment of such a director nor is any notice required to state the age of the person to whom the resolution relates.

                               ALTERNATE DIRECTORS

8. (1) In addition to the persons mentioned in regulation 65 of Table A, any director may appoint a director of any holding company of the Company or of any other subsidiary of that holding company or any person approved by a majority of the other directors to act as an alternate director.

    (2) An alternate director shall be entitled to receive notice of all meetings of the directors, to attend and to vote at any meeting at which the director appointing him is not personally present and at that meeting to exercise and discharge all the functions, powers and duties of his appointor as a director and for the purposes of the proceedings at that meeting the provisions of these articles shall apply as if he was a director. Regulation 66 of Table A shall not apply.

    (3) Every person acting as an alternate director shall have one vote for each director for whom he acts as alternate, in addition to his own vote if he is also a director, but he shall count as only one for the purpose of determining whether a quorum is present. The last sentence of each of regulations 88 and 89 of Table A shall not apply.

    (4) Any person appointed as an alternate director shall vacate his office as an alternate director if the director by whom he has been appointed ceases to be a director or removes him or on the happening of any event which, if he is or were a director, causes or would cause him to vacate that office. Regulation 67 of Table A shall not apply.

    (5) An alternate director shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of the director appointing him. Regulation 69 of Table A shall not apply.

                               POWERS OF DIRECTORS

9. (1) The powers of the directors mentioned in regulation 87 of Table A shall be exercisable as if the word "executive" (which appears before the word "office") were deleted.

    (2) Without prejudice to any other of their powers, the directors may exercise any of the powers conferred by the Statutes to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiaries.

                            PROCEEDINGS OF DIRECTORS

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                                       10

10. Provided that he has disclosed to the directors the nature and extent of any material interest of his, a director may vote as a director on a resolution concerning any matter in which he has, directly or indirectly, an interest or duty and, if he votes, his vote shall be counted and he shall be counted in the quorum when that resolution or matter is under consideration. Regulations 94 to 96 (inclusive) of Table A shall not apply.

11. Notices of meetings of the directors shall be given to all directors and to any alternate directors appointed by them. Regulation 88 of Table A shall be amended accordingly.

12. Regulation 93 of Table A (written resolutions of directors) shall apply as if the word "signed" included "approved by letter, facsimile, telegram or telex".

13. (1) A meeting of the directors may consist of a conference between directors some or all of whom are in different places provided that each director who participates is able:

         (a) to hear each of the other participating directors addressing the meeting; and

         (b) if he so wishes, to address all of the other participating directors simultaneously,

         whether directly, by conference telephone or by any other form of communications equipment (whether in use when these articles are adopted or not) or by a combination of those methods.

    (2) A quorum is deemed to be present if those conditions are satisfied in respect of at least the number of directors required to form a quorum, subject to the provisions of article 10.

    (3) A meeting held in this way is deemed to take place at the place where the largest group of participating directors is assembled or, if no such group is readily identifiable, at the place from where the chairman of the meeting participates.

                                      SEAL

14. (1) The Company may exercise the powers conferred by the Statutes with regard to having official seals and those powers shall be vested in the directors.

    (2) The directors shall provide for the safe custody of every seal which the Company may have.

    (3) A seal shall be used only by the authority of the directors or a duly authorised committee but that authority may consist of an instruction or approval given by letter, facsimile, telegram, telex or telephone by a majority of the directors or of the members of a duly authorised committee.

    (4) The directors may determine who shall sign any instrument to which a seal is applied, either generally or in relation to a particular instrument or type of instrument, and may also determine, either generally or in any particular case, that such signatures shall be dispensed with or affixed by some mechanical means.

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                                       11

    (5)  Unless otherwise decided by the directors:

         (a) certificates for shares, debentures or other securities of the Company to which a seal is applied need not be signed; and

         (b) every other instrument to which a seal is applied shall be signed by at least one director and the secretary or by at least two directors.

    (6) Certificates for shares, debentures or other securities of the Company need not be sealed with the seal but may be signed on behalf of the Company by at least one director and the secretary or by at least two directors or by such other person or persons as may be authorised by the directors for that purpose. Regulation 6 of Table A shall be amended accordingly. Regulation 101 of Table A shall not apply.

                                     NOTICES

15. (1) The Company may give any notice to a member either personally or by sending it by prepaid airmail or first class post or telex or facsimile transmission to the member at his registered address or by leaving it at that address. In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.

    (2) Regulation 112 of Table A shall not apply and regulation 116 shall apply as if the words "within the United Kingdom" did not appear.

16. (1)  Proof that:

         (a) an envelope containing a notice was properly addressed, prepaid and posted (by airmail or first class post, where available); or

         (b) a telex or facsimile transmission setting out the terms of a notice was properly despatched shall be conclusive evidence that the notice was given. A notice shall be deemed to be given at the expiry of 24 hours after the envelope containing it was so posted or, in the case of telex or facsimile transmission, when despatched.

    (2)  Regulation 115 of Table A shall not apply.

                                    INDEMNITY

17. (1) Subject to the provisions of and to the extent permitted by the Statutes, every director or other officer (excluding an auditor) of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office, but:

         (a) this indemnity shall not apply to any liability to the extent that it is recovered from any other person; and

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                                       12

         (b) the indemnity is subject to such officer taking all reasonable steps to effect such recovery, so that the indemnity shall not apply to the extent that an alternative right of recovery is capable of being enforced.

    (2)  Regulation 118 of Table A shall not apply.

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                                       13

NAME AND ADDRESS OF SUBSCRIBER

Permanent Holdings Limited
Blackwell House
Guildhall Yard
London, EC2V 5AE

Jonathan E. Keighley
per pro SFM Directors Limited
as Director
                                               /s/ Jonathan E. Keighley
                                               ------------------------
for and on behalf of                               Jonathan E. Keighley
Permanent Holdings Limited                         Director

SFM Corporate Services Limited
Blackwell House
Guildhall Yard
London, EC2V 5AE

                                               /s/ James G.S. Macdonald
                                               ------------------------
                                                   James G.S. Macdonald
                                                         Director

James Macdonald

for and on behalf of
SFM Corporate Services Limited

Dated 21 November, 2002.

Witness to the above signature:

                                               /s/ Ryan William O'Rourke
                                               -------------------------
                                                   Ryan William O'Rourke
                                                   45 ST Leonards Court
                                                   London SW14 7NG
                                                   21 November, 2002